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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Nielsen Media Research, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in Annex IV to this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
June 1, 1998